Exhibit 10.16

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $[●]	Dated as of February [●], 2024

Trump Media & Technology Group Corp., a Delaware corporation (the “Maker”), promises to pay to the order of      , or his permitted assigns or successors in interest (the “Payee”), the principal sum of                 Dollars ($               ) (the “Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note (unless the full Principal Amount is converted pursuant to Section 14 below) shall be made by check or wire transfer of immediately available funds or as otherwise agreed upon by the Maker and Payee to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. Subject to the provisions of Section 14 hereof relating to the conversion of this Note, the Principal Amount of this Note shall be due and payable by the Maker, following written demand for payment by the Payee to Maker, at any time (the "Payment Date") on or after such date that is the earlier of (a) September 30, 2024 (the "Maturity Date"), and (b) that date upon which payment of this Note is accelerated upon an Event of Default pursuant to Section 4 hereof.  Notwithstanding the foregoing, the Payee may, in Payee’s sole discretion, without any further action on the part of the Payee, extend the Maturity Date for any reason, including for the purpose of allowing the Note to convert to stock or other securities in the event Maker is undertaking a merger, a reorganization, a financing or other capitalization, a liquidity event, a sale or transfer of Maker’s assets, an initial public offering, or any other transaction or series of related transactions in which the consideration paid to stockholders of Maker in exchange for their shares is payable in cash or securities, or any combination thereof (a “Change in Control Event”).  This Note may be prepaid, in whole or in part, only with Payee’s prior written consent. Any repayment of this Note (as well as any delivery of shares of Maker’s common stock issued pursuant to the Section 14) will be subject to applicable tax withholding.

2. Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall each constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the Principal Amount due pursuant to this Note within seven (7) business days after the Payment Date or otherwise convert this Note to stock or other securities pursuant to the terms of this Note.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be immediately due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Notwithstanding the foregoing, in an Event of Default for failure to deliver the stock or securities in accordance with Section 14 of this Note, the parties each acknowledge that a breach or threatened breach of Section 14 would give rise to irreparable harm to Payee, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by Maker of any such obligations, Payee shall, in addition to any and all other rights and remedies that may be available to Payee in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) The remedies in this Section 5 do not preclude the Payee from seeking any additional damages or legal remedies against Maker to which Payee may be entitled.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Captions. The captions and headings of the Sections of this Note are for convenience of reference only and are not to be considered in construing this Note.

12. Amendment; Waiver.  This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, or termination is sought.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

14. Conversion.  In the event of a Change in Control Event, this Note shall automatically convert, without any further action on the part of the Payee, immediately prior to such Change in Control Event into shares of the Maker’s stock and thereafter Payee shall participate in such transaction on the same terms as other holders of Maker’s Convertible Notes or stock. The parties agree that the conversion referenced in this section includes, but is not limited to, Maker’s anticipated business combination with Digital World Acquisition Corp. (together with its successors, “DWAC”) (the “Business Combination”), whereby the Principal Amount of this Note shall automatically convert, in whole (but not in part), without any further action on the part of the Payee, into shares of the Maker’s stock, which will be exchanged for DWAC stock in accordance with that certain Agreement and Plan of Merger, dated October 20, 2021, between and among Maker, DWAC, DWAC Merger Sub Inc., ARC Global Investments II, LLC, and the Seller Representative of Maker, as may be amended from time to time (the “Merger Agreement”). In the event of a merger with DWAC, the number of shares to be issued to the Payee upon conversion of this Note pursuant to this Section 14 shall be calculated consistent with the definition of “TMTG Executive Promissory Notes” in DWAC’s proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) on February 16, 2024. For the avoidance of doubt, upon conversion of this Note to shares of Maker’s stock for purposes of the Business Combination, such stock shall be exchanged for, and Payee shall receive, 490,000 shares of DWAC stock. For any other Change in Control Event, the number of shares received by Payee shall equal the quotient of the Principal Amount divided by the price per share based on Maker’s then current Fair Value, which such Fair Value shall be determined by a mutually agreeable impartial nationally recognized firm of independent certified public accountants if the parties do not agree on the Fair Value. For determining the Fair Value, Payee and Payee’s representatives shall have full access to the books and records of Maker, the personnel of Maker, any working papers prepared by Maker and/or Maker’s accountants, and such historical financial information of Maker to the extent that such information relates to the Fair Value determination.

15. Representations and Warranties.

(a)  The Payee hereby represents and warrants he is (a) an “accredited investor” (within the meaning of Rule 501(a)(4), (5) or (6) under the Securities Act); (b) a sophisticated investor,; (c) acquiring this Note (including the shares into which it may be converted) only for its own account and not for the account of others and (d) is not acquiring the promissory note (including the shares into which it may convert) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(b) Maker (and the undersigned representative of Maker) represents that Maker has full power, authority, and legal right to execute and deliver this Note and that this Note constitutes a valid and binding obligation of Maker. The provisions of this Note shall be binding upon Maker and its successors, successors-in-title, heirs, and permitted assigns, and shall inure to the benefit of Payee, his heirs, legal representatives and permitted assigns. This Note shall in no event be impaired by any change which may arise by reason of the dissolution, reorganization, or merger of Maker.  No action which Payee shall take or fail to take in connection with this Note, nor any course of dealing with Payee or any other person, shall release Maker’s obligations hereunder, affect this Note or Maker’s obligations hereunder in any way, or afford Maker any recourse against Payee. Payments required hereunder shall not be withheld, offset, delayed or otherwise affected by any alleged claims against Payee, the Maker having waived any and all defenses other than defense of payment. The liability of Maker under this Note shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person.

(c) In the event of any conflict between the provisions of this Note and any other agreement, Maker and Payee agree that the provisions of this Note shall govern the rights and obligations of Maker and Payee with respect to the matters contained herein.

16. Registration; Lockup.  Maker and Payee acknowledge that Maker has caused DWAC to register with the SEC on Form S-4, effective February 14, 2024 (the “S-4”), any and all shares of DWAC issuable to Payee in accordance with Section 14 above, so that such shares shall be marketable and publicly tradeable securities following the closing of the Business Combination.  Notwithstanding the foregoing, Payee acknowledges and agrees that the DWAC stock issued to the Payee upon conversion of this Note will be subject to a lockup agreement, in a form substantially the same as the form of lock-up agreement included as Exhibit B to Annex A of the S-4, following the closing of the Business Combination; and agrees to execute a lock-up agreement in substantially the form provided by Maker or DWAC, as applicable.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Trump Media & Technology Group Corp.

By:
Name:
Title: Address: Email: